Exhibit 4.4

EXECUTION VERSION

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 9, 2012, is among Deep South Products, Inc., a Florida corporation, Dixie Spirits, Inc., a Mississippi corporation, Dixie Spirits Florida, LLC, a Florida limited liability company, Winn-Dixie Logistics, Inc., a Florida corporation, Winn-Dixie Montgomery, LLC, a Florida limited liability company, Winn-Dixie Montgomery Leasing, LLC, a Florida limited liability company, Winn-Dixie Procurement, Inc., a Florida corporation, Winn-Dixie Properties, LLC, a Florida limited liability company, Winn-Dixie Raleigh, Inc., a Florida corporation, Winn-Dixie Raleigh Leasing, LLC, a Florida limited liability company, Winn-Dixie Stores, Inc., a Florida corporation, Winn-Dixie Stores Leasing, LLC, a Florida limited liability company, Winn-Dixie Supermarkets, Inc., a Florida corporation, Winn-Dixie Warehouse Leasing, LLC, a Florida limited liability company, and Opal Holdings, LLC, a Delaware limited liability company (the “Guaranteeing Subsidiaries”), each a direct or indirect subsidiary of BI-LO, LLC (or its permitted successor), a Delaware limited liability company (the “Company”), the Company, BI-LO Finance Corp., a Delaware corporation (“BI-LO Finance Corp.” and, together with the Company, the “Issuers”), the other Guarantors (as defined in the Indenture referred to below) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 3, 2011, providing for the issuance of 9.25% Senior Secured Notes due 2019 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01(5) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, each Guaranteeing Subsidiary, the existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of any Guaranteeing Subsidiary under the Notes, its Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

4. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuers.

[Signature pages follow.]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARIES: WINN-DIXIE STORES, INC.

By:	/s/ Brian P. Carney
Name:	Brian P. Carney
Title:	Vice President

DEEP SOUTH PRODUCTS, INC.

By:	/s/ Brian P. Carney
Name:	Brian P. Carney
Title:	Vice President

DIXIE SPIRITS, INC.

By:	/s/ Michael J. Istre
Name:	Michael J. Istre
Title:	President

DIXIE SPIRITS FLORIDA, LLC

By:	/s/ Brian P. Carney
Name:	Brian P. Carney
Title:	Vice President

[Signature page to Supplemental Indenture]

WINN-DIXIE LOGISTICS, INC.

By:	/s/ Brian P. Carney
Name:	Brian P. Carney
Title:	Vice President

WINN-DIXIE MONTGOMERY, LLC

By:	/s/ Brian P. Carney
Name:	Brian P. Carney
Title:	Vice President

WINN-DIXIE MONTGOMERY LEASING, LLC

By:	/s/ Brian P. Carney
Name:	Brian P. Carney
Title:	Vice President

WINN-DIXIE PROCUREMENT, INC.

By:	/s/ Brian P. Carney
Name:	Brian P. Carney
Title:	Vice President

WINN-DIXIE PROPERTIES, LLC

By:	/s/ Brian P. Carney
Name:	Brian P. Carney
Title:	Vice President

[Signature page to Supplemental Indenture]

WINN-DIXIE RALEIGH, INC.

By:	/s/ Brian P. Carney
Name:	Brian P. Carney
Title:	Vice President

WINN-DIXIE RALEIGH LEASING, LLC

By:	/s/ Brian P. Carney
Name:	Brian P. Carney
Title:	Vice President

WINN-DIXIE STORES LEASING, LLC

By:	/s/ Brian P. Carney
Name:	Brian P. Carney
Title:	Vice President

WINN-DIXIE SUPERMARKETS, INC.

By:	/s/ Brian P. Carney
Name:	Brian P. Carney
Title:	Vice President

WINN-DIXIE WAREHOUSE LEASING, LLC

By:	/s/ Brian P. Carney
Name:	Brian P. Carney
Title:	Vice President

[Signature page to Supplemental Indenture]

OPAL HOLDINGS, LLC

By: BI-LO, LLC, its sole member

By:	/s/ Brian P. Carney
Name:	Brian P. Carney
Title:	Chief Financial Officer and Executive Vice President

[Signature page to Supplemental Indenture]

ISSUERS:

BI-LO, LLC

By:	/s/ Brian P. Carney
Name:	Brian P. Carney
Title:	Chief Financial Officer and Executive Vice President

BI-LO FINANCE CORP.

By:	/s/ Brian P. Carney
Name:	Brian P. Carney
Title:	Chief Financial Officer and Executive Vice President

EXISTING GUARANTORS:

BI-LO HOLDING, LLC
BG CARDS, LLC ARP BALLENTINE LLC
ARP JAMES ISLAND LLC
ARP MOONVILLE LLC
ARP CHICKAMAUGA LLC
ARP MORGANTON LLC
ARP HARTSVILLE LLC
ARP WINSTON SALEM LLC

By:	/s/ Brian P. Carney
Name:	Brian P. Carney
Title:	Chief Financial Officer and Executive Vice President

[Signature page to Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

[Signature page to Supplemental Indenture]